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Exhibit 10.1 OEM CD Smart Card Agreement dated June 29, 1999, between iOra
Limited and DXP New Media Services Limited

                           DATED                      29th June 1999






                                    iOra Ltd
                                ('Supplier') (1)






                         DXP New Media Services Limited
                                  ('DXP') (2)



                                      OEM
                                 CD SMART CARD
                                   AGREEMENT






                                       12



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                          OEM CD SMART CARD AGREEMENT


THIS AGREEMENT is made the  29th day of June, 1999

BETWEEN

(1) IORA LTD a company incorporated in England (registered number 3445693) whose registered office is situated at Meadlands Broad Layings, Woolton Hill, Newbury, Berks RG20 9TT (the "Supplier").

(2) DXP NEW MEDIA SERVICES LIMITED a company incorporated in England (company number 03732349) and having its registered office at 7 Willow Court, Bourton Industrial Park, Bourton on the Water, Cheltenham, Gloucestershire GL54 2HQ (the "DXP")

RECITALS:

(A) The Supplier is the developer and owner of a software product known as "SoftCD", which software consists of two components, namely SoftCD Client and SoftCD Publisher.

(B) DXP is a provider of multimedia services and products including a product known as the CD Smart Card which it intends to manufacture, market and distribute to a variety of business users.

(C) DXP has entered into an OEM Partnership Agreement with the Supplier to market, sell and deliver SoftCD to End Users on any storage media excluding CD Smart Cards.

(D) DXP intends to incorporate the said SoftCD Client into the CD Smart Card for distribution to potential customers.

(E) The parties wish to enter into a further agreement on the following terms.

NOW IT IS HEREBY AGREED as follows:

1.  DEFINITIONS

    In this Agreement (which expression shall be deemed to include the Schedules hereto), unless the context otherwise requires, the following expressions have the following meanings:

    "Commencement Date" means the date of this Agreement;

    "Combined Product" shall have the meaning given to it in clause 2.l(a);

    "End User" means a customer or prospective customer for the Combined Product who purchases the Combined Product for use other than for resale including





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    without limit for promotional purposes and shall include recipients of the
    Combined Product authorised by such customer to use the Combined Product;

    "Intellectual Property Rights" means patents, trade marks, service marks, registered designs, applications for any of the foregoing, copyright, design rights, know-how, confidential information, trade and business names and any other similar protected rights in any country;

    "CD Smart Card" means the product known as CD Smart Card developed and distributed by DXP in business card sizes measuring approximately 3" x 2" (and including any size within 20% of these dimensions) manufactured utilising CD Technology and with a storage capacity of up to and including 40MB;

    "OEM Partnership Agreement" means an agreement made between the same parties as this agreement which covers the rights of DXP to market, sell and deliver SoftCD to End Users on any storage media other than CD Smart Cards;

    "SoftCD" means the software product known as SoftCD developed and distributed by the Supplier, including SoftCD Publisher and SoftCD Client software; 'SoftCD Publication' means a CD Smart Card or a directory thereon, which is updated using SoftCD. 'SoftCD Amendments' mean a set of files that represent the differences between two versions of a Publication with different content, produced by SoftCD Publisher.

    "Sub-License" means the form of agreement which grants the End User the right and license to use the SoftCD Client, as incorporated within the version for the time being of SoftCD Client;

    "The Territory" means the world;

    "Year" means any period of 12 months commencing on the Commencement Date or any anniversary of the Commencement Date.

2.       GRANT OF RIGHTS

2.1      The Supplier grants to DXP the following rights:

         (a) the right to incorporate SoftCD Client into CD Smart Card so as to create the Combined Product;

         (b) the right to market, sell and deliver Combined Product to End Users in the Territory;

         (c) the non-exclusive right to copy and distribute copies of SoftCD Client to End Users (and to carry out other restricted acts in relation to SoftCD Client for the purposes of exercising the rights granted in clauses 2.1 (a) and (b));




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         (d)    the right to grant sub-licenses to End Users in the Territory on the terms of the Sub-License;

         (e) the right to use SoftCD Publisher for the purpose of producing an unlimited number of Amendments to an unlimited number of Publications which have been produced on CD Smart Cards pursuant to the terms of this Agreement for or on behalf of End Users; such Amendments may be distributed to those to whom CD Smart Cards incorporating SoftCD Client have been distributed under the terms of this Agreement; subject thereto, use of SoftCD Publisher is permitted on the terms of the Supplier's standard license for the use thereof.

2.2      The Supplier shall at DXP's request enter into a Source Code
         Escrow Agreement in terms to be agreed between the parties, pursuant to which the Supplier will at the sole cost of DXP place a copy of the source code to the SoftCD into escrow with an escrow agent reasonably specified by DXP, for the continuance of this Agreement.


2.3 DXP represents and warrants to the Supplier that it has the necessary ability and experience to carry out the obligations assumed by it under this Agreement and that by virtue of entering into this Agreement it is not and will not be in breach of any express or implied contractual obligation to any third party binding upon it.

3.       DURATION

         This Agreement shall commence on the Commencement Date and shall continue thereafter unless terminated under Clause 13.

4.       EXCLUSIVITY

4.1 DXP agrees, for so long as the period of exclusivity referred to in clause 4.2 continues to promote SoftCD for incorporation of SoftCD Client into all CD Smart Cards to be produced by DXP for End Users and, except in cases where the End User expressly refuses for any reason to incorporate of SoftCD Client, to incorporate SoftCD Client into all CD Smart Cards produced for End Users.

4.2 *

5.       PAYMENT




--------------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.



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5.1      *

5.2 In the event that DXP for reasons of time or manufacturing capacity cannot deliver the Combined Product on a CD Smart Card, and where the storage capacity of the content to be delivered does not exceed that of the CD Smart Card, and the exclusivity in clause 4.2 continues, and the end user application meets the criteria for an 'Agreed Promotional Project' as defined in the OEM Partnership Agreement, then the payment to the Supplier payable under the terms of the OEM Partnership Agreement shall be the same as the payment that would have been due if CD Smart Cards were used under the terms of this Agreement, subject to a minimum payment to the Supplier of (pound)2500 (net of any OEM Discount) for the project. Approval of a project as an 'Agreed Promotional Project' as defined in the OEM Partnership agreement is not to be unreasonably withheld by the Supplier.

5.3 In the event that DXP is tendering for a specific client in direct competition with another OEM partner of the Supplier who could deliver an equivalent solution using SoftCD on a storage media acceptable to the End User, then the amount payable to the Supplier by DXP must be no less than the amount payable by the other OEM partner to the Supplier for the equivalent software. For the avoidance of doubt, this clause shall not apply where the End User requires the Combined Product and the OEM partner shall deliver the solution using the Combined Product.

5.4 DXP will report to the Supplier within 30 days from the end of each calendar quarter (the first calendar quarter commencing on the first day of the month following the Commencement Date) as to the quantity of CD Smart Cards which DXP has contracted to sell during the previous quarter and will pay the royalties due for the said quarter within a further period of 30 days.

5.5      *










--------------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.




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5.6      For the avoidance of doubt, the royalty arrangements contained in this clause 5 shall constitute the entire royalty arrangement between the parties in relation to the Combined Product and no additional amounts shall be payable. In the event that an End User wishes to use SoftCD Publisher for the purpose of producing its own Amendments, the royalty arrangement for the SoftCD Publisher license shall be the subject of a separate agreement between the Supplier and DXP.


5.7 In the event of late payment: the Supplier may charge interest on all sums overdue at the rate of 2 per cent per month (or at the maximum amount permitted under any applicable law, if less), compounded monthly from the due date until payment.

6.       INSPECTION AND AUDIT

6.1 DXP shall keep complete and accurate books and records with respect to this Agreement in order to determine accurately the amount owed to the Supplier hereunder. DXP shall preserve such records for at least two years after the termination of this Agreement.

6.2 The Supplier shall have the right during the term of this Agreement and within two years thereafter, to appoint a Chartered Accountant to inspect audit and take copies or extracts from such books and records of DXP upon reasonable prior notice during normal business hours at DXP's offices, for the purpose of verifying the accuracy of the statements provided to the Supplier under this Agreement. DXP agrees to provide such Chartered Accountant with such assistance cooperation and further information as the Chartered Accountant may reasonably require for such purpose.

6.3 If such inspection reveals that DXP's payments were less than the amount, which should have been paid, then DXP shall pay to the Supplier any sums shown to be due together with interest thereon calculated on the basis that such sums fell due on the date on which they should have been declared to the Supplier.

6.4 In the event of an inspection revealing an error in excess of 5% of the total sums accrued due during the period for which such inspection and audit was made DXP shall pay to the Supplier all the costs of such audit and inspection upon receipt of an appropriate invoice justifying the costs. Otherwise, the Supplier will pay all the costs of the audit and inspection.

7.       TRAINING

         The Supplier shall provide reasonable training in the use, installation and maintenance of SoftCD for DXP's personnel as agreed between the parties.






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8.       DISTRIBUTOR'S OBLIGATIONS

8.1      DXP shall:

         (a) use its reasonable endeavors to promote and extend the sale of the Combined Products throughout the Territory;

         (b) at all times maintain adequate demonstration facilities for the Combined Products;

         (c) use the Supplier's trade marks and trade names relating to the Combined Products only in the registered or agreed style in connection with the marketing and sale of the Products.

         (d) provide direct support of SoftCD Client to all End Users, and shall not require that the Supplier do so.

9.       SUPPLIER'S OBLIGATIONS

9.1      The Supplier shall:

         (a) provide DXP with such marketing and technical assistance as DXP may consider reasonably necessary to assist DXP with the promotion of the Products;

         (b) provide second line support to DXP in respect of SoftCD by telephone and email during the Supplier's normal working hours.

         (c) endeavor to answer to DXP as soon as reasonably practicable all technical queries raised by DXP or its customers concerning the use or application of SoftCD;

         (d) provide DXP with adequate quantities of instruction manuals, technical and promotional literature and other information relating to SoftCD, at cost;

         (e) provide to DXP for inclusion in the Combined Products any updates or enhancements (excluding any optional features offered at additional cost) to SoftCD Client on the terms of this Agreement and agree a price for optional features with DXP that is no greater than the Supplier's standard list price for those optional features.

         (f) provide DXP promptly with all information and assistance necessary to enable DXP properly to perform its obligations hereunder in respect of any such modified or enhanced version of SoftCD.

10.      INTELLECTUAL PROPERTY RIGHTS

         Nothing in this Agreement shall operate to transfer any intellectual property rights in or relating to SoftCD or the CD Smart Card.


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11.      NOTICES ON SOFTWARE PRODUCTS

         DXP shall ensure that all copies of all products incorporating SoftCD Client which are sold to customers shall include an acknowledgement in the closing titles relating to SoftCD Client, the Supplier and the Supplier's web site address

12.      CONFIDENTIALITY

12.1     Neither party shall use or divulge or communicate to any person
         (other than those whose province it is to know the same or as permitted or contemplated by this Agreement or with the written authority of the other party or as may be required by law):

         (a) any confidential information concerning the products, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other party and its subsidiaries which may come to the first party's knowledge during the continuance of this Agreement; or

         (b)  any of the terms of this Agreement;

         and each party shall use its best endeavors (i) to prevent the unauthorized publication or disclosure of any such information or documents and (ii) to ensure that any person to whom such information or documents are disclosed by such party is aware that the same is confidential to the other party.

12.2 Each party shall ensure that its employees are aware of and comply with the confidentiality and non-disclosure provisions contained in this Clause and shall indemnify the other party against any loss or damage which the other may sustain or incur as a result of any breach of confidence by any of such party's employees.

12.3 If either party becomes aware of any breach of confidence by any of its employees it shall promptly notify the other party and give the other party all reasonable assistance in connection with any proceedings, which the other party may institute against any such employees.

12.4 The provisions of this Clause shall survive the termination of this Agreement but the restrictions contained in sub-clause (1) shall cease to apply to any information which may come into the public domain otherwise than through unauthorized disclosure by the receiving party or its employees.

13.      TERMINATION

13.1 Notwithstanding anything else contained herein, this Agreement may be terminated by either party forthwith on giving notice in writing to the other if:

         (a) the other party commits any material or persistent breach of any term of this Agreement and (in the case of a breach capable of being remedied) shall have failed, within 30 days after the receipt of a request in writing from the other party so to do, to remedy the breach (such request to contain a warning of such party's intention to terminate);


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         (b)  the other party shall have a receiver or administrative receiver appointed of it or over any part of its undertaking or assets or shall pass a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect or if the other party shall enter into any voluntary arrangement with its creditors or shall become subject to an administration order.

         (c) DXP shall not be entitled to any compensation or indemnity (whether for loss of distribution rights, goodwill or otherwise) as a result of the termination of this Agreement in accordance with its terms.

14.      EFFECT OF TERMINATION

         On the termination of this Agreement in accordance with the preceding clause all the rights and obligations of the parties under this Agreement shall automatically terminate except:

         (a) for such rights of action as shall have accrued prior to such termination and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

         (b) DXP shall be entitled to sell any of its stocks of the Combined Products which have been fully paid for and which are required to fulfil any unperformed contracts of DXP outstanding at the date of termination (and to that extent and for that purpose the provisions of this Agreement shall continue in effect);


         (c) End Users who have purchased and/or received a Combined Product prior to termination or in cases falling within clause 13(b) shall be permitted to continue using SoftCD Client on the terms of the Sub-License and the license to DXP in clause 2.1(d) shall continue for this purpose only.

15.      LIABILITY

15.1 The Supplier warrants to DXP that it is entitled to grant the rights granted under this Agreement and that use of SoftCD Client in accordance with the Agreement will not infringe the rights of any third party.

16.      WAIVER OF REMEDIES

         No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.


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17.      INDEMNITIES

         The Supplier shall indemnify DXP and keep DXP fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which DXP may sustain or incur or which may be brought or established against it by any person and which in any case arise out of or in relation to or by reason of any claim or allegation that any of SoftCD Client infringes any intellectual property rights of any third party.

         and which are not due to DXP's negligence, recklessness or willful misconduct or any breach of its obligations under this Agreement. It is acknowledged that it is DXP's responsibility to ensure that SoftCD Client is not distributed in any jurisdiction within the Territory unless it complies with local laws and regulations relating to its sale and use therein.

17.1 DXP shall indemnify the Supplier and keep the Supplier fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which the Supplier may sustain or incur, or which may be brought or established against it by any person and which in any case arise out of or in relation to or by reason of the negligence, recklessness or willful misconduct of DXP or an infringement by DXP of the patent rights of any third party in the performance of any of its obligations or the exercise of its rights under this Agreement.

17.2 If any claim is made against either party for which indemnification is sought under this Clause, the indemnified party shall consult with the other and, subject to being secured to its reasonable satisfaction, shall co-operate with the other in relation to any reasonable request made by the other in respect of such claim.

18.      FORCE MAJEURE

         Subject as provided in Clause 16, neither party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using reasonable endeavors to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

19.      NOTICES

         All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address in England as the recipient may designate by notice given in accordance with the provisions of this Clause. Any such notice may be delivered personally or by first class pre-paid letter or facsimile transmission and shall be deemed to have been served if by hand when delivered, if by first class post 48 hours after posting and if by facsimile transmission when dispatched.

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20.      INTERPRETATION

20.1     In this Agreement:

         (a) reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted;

         (b) words importing the singular include the plural, words importing any gender include every gender and words importing persons include bodies corporate and unincorporated; and (in each case) vice versa;

         (c) any reference to a party to this Agreement includes a reference to his successors in title and permitted assigns;

         (d) the headings to the Clauses are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

21.      GENERAL

         This Agreement constitutes the entire understanding between the parties concerning the subject matter of this Agreement and shall be governed by and construed in accordance with the laws of England. No waiver or amendment of any provision of this Agreement shall be effective unless made by a written instrument signed by both parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect. The parties submit to the exclusive jurisdiction of the English Courts but without prejudice to either party's rights to bring proceedings in any other jurisdiction where the other party is incorporated or has assets.



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EXECUTED under hand in two originals the day and year first before written

SIGNED for and on behalf of

IORA LIMITED

By Paddy Falls

Signature         /s/  Paddy Falls

Title             Managing Director

Witness           /s/  K. Patterden
                  13 Moselle Drive
                  Churchdown,
                  Glos - GL32RX




SIGNED for and on behalf of

DXP NEW MEDIA SERVICES LIMITED

By Tom Elek

Signature         /s/  Tom Elek

Title             Chief Executive

Witness           Dovers Barn
                  Cotswold Meadows
                  Great Rissington
                  Cheltenham
                  Gloust  GL54  2LN